FORM 8-A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

For Registration of Certain Classes of Securities

Pursuant to Section 12(b) or (g) of

The Securities Exchange Act of 1934

Public Storage, Inc.

(Exact name of registrant as specified in its charter)

California	95-3551121
(State of incorporation or organization)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2349
(Address of principal executive offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this Form relates: 333-130137 (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Depositary Shares Each Representing 1/1,000 of a Share of 7.25% Cumulative Preferred Stock, Series I, par value $.01 per share	New York Stock Exchange, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

ITEM 1.     Description of Registrant’s Securities to be Registered.

A description of the Depositary Shares Each Representing 1/1,000 of a Share of 7.25% Cumulative Preferred Stock, Series I, par value $.01 per share, is included on the cover page and under the section entitled “Description of Preferred Stock and Depositary Shares” beginning on page S-12 of the prospectus supplement dated April 26, 2006 to prospectus dated December 5, 2005 (relating to Registrant’s Registration Statement on Form S-3 (No. 333-130137)) that was filed by Registrant with the Securities and Exchange Commission on April 27, 2006 pursuant to Rule 424(b) under the Securities Act of 1933 (the “Prospectus Supplement”), which Prospectus Supplement shall be deemed to be incorporated herein by this reference.

ITEM 2.     Exhibits.

I. The following exhibits are being filed with the copies of this Form 8-A Registration Statement filed with the New York Stock Exchange, Inc. and the Securities and Exchange Commission.

Exhibit 3.1- Certificate of Determination of Preferences of 7.25% Cumulative Preferred Stock, Series I.

Exhibit 4.1- Form of Deposit Agreement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant).

PUBLIC STORAGE, INC.

By:	/s/ STEPHANIE HEIM
Stephanie Heim Vice President

Date: April 27, 2006

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